UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15 (d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 6, 2018

ZYNERBA PHARMACEUTICALS, INC.

(Exact Name of Issuer as Specified in Charter)

Delaware	001-37526	26-0389433
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

80 W. Lancaster Avenue, Suite 300

Devon, PA 19333

(Address of Principal Executive Offices)

(484) 581-7505

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.07      Submission of Matters to Vote of Security Holders.

On June 6, 2018, Zynerba Pharmaceuticals, Inc. (the “Company”) held its 2018 Annual Meeting of Stockholders (the “Annual Meeting”).  The following is a brief description of the final voting results for each of the proposals submitted to a vote of the stockholders at the Annual Meeting.

(a) Proposal 1 — Election of Seven Directors.  Each director nominee was elected to the Board of Directors to serve as a director until the 2019 Annual Meeting of the Stockholders or until his respective successor is elected and qualified, as follows:

Name	For	Withheld	Broker Non- Votes
Armando Anido	3,875,357	65,829	6,486,241
John P. Butler	3,889,217	51,969	6,486,241
Warren D. Cooper, MB, BS, BSc, MFPM	3,592,659	348,527	6,486,241
William J. Federici	3,875,826	65,360	6,486,241
Thomas L. Harrison, LH.D	3,371,568	569,618	6,486,241
Daniel L. Kisner, MD	3,874,250	66,936	6,486,241
Kenneth I. Moch	3,874,067	67,119	6,486,241

(b) Proposal 2 — Ratification of Independent Registered Public Accountants.  The appointment of KPMG LLP as the Company’s independent registered public accounting firm for the 2018 fiscal year was ratified, as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
10,230,788	115,716	80,923	0

Item 8.01      Other Events

Attached as Exhibit 99.1 and incorporated herein by reference is a presentation that the Company will post on its website on June 7, 2018 and may use from time to time in presentations or discussions with investors, analysts and other parties.

Item 9.01      Financial Statements and Exhibits

The following exhibit is being filed herewith:

(d) Exhibits

Exhibit No.	Document

99.1	Zynerba Pharmaceuticals, Inc. Presentation.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 7, 2018

ZYNERBA PHARMACEUTICALS, INC.

By:	/s/ Suzanne Hanlon
Name: Suzanne Hanlon
Title: Secretary, Vice President and General Counsel

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